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                                                                   Exhibit 8(g)

                             AMENDED AND RESTATED

                         FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into this 29th day of April, 2005 (the "Agreement") by and among American Skandia Life Assurance Corporation, organized under the laws of the State of Connecticut, Pruco Life Insurance Company of New Jersey, organized under the laws of the State of New Jersey, Pruco Life Insurance Company, organized under the laws of the State of Arizona (collectively, the "Company"), on behalf of itself and each separate account of the Company named in Schedule A to this Agreement, as may be amended from time to time (each separate account referred to as the "Separate Account" and collectively as the "Separate Accounts"); Gartmore Variable Insurance Trust, an open-end management investment company organized as a business trust under the laws of the State of Delaware (the "Trust"); Gartmore Global Asset Management Trust, a corporation organized under the laws of the State of Delaware and investment adviser to the Trust (the "Adviser"); and Gartmore Distribution Services, Inc., a corporation organized under the laws of the State of Delaware and principal underwriter/distributor of the Trust (the "Distributor").

WHEREAS, the Trust engages in business as an open-end diversified, management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance contracts and variable annuity contracts to be offered by insurance companies which have entered into participation agreements substantially similar to this Agreement (the "Participating Insurance Companies"), except for those agreements between the Trust and Nationwide Insurance or its affiliates, and

WHEREAS, beneficial interests in the Trust are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (each, a "Fund" and collectively, the "Funds"); and

WHEREAS, the Company, as depositor, has established the Separate Accounts to serve as investment vehicles for certain variable annuity contracts and variable life insurance policies and funding agreements offered by the Company set forth on Schedule A (the "Contracts"); and

WHEREAS, the Separate Accounts are duly organized, validly existing segregated asset accounts, established by resolutions of the Board of Directors of the Company under the insurance laws of the State of Connecticut, to set aside and invest assets attributable to the Contracts; and

March 1, 2005

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WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Funds named in Schedule B, as such schedule may be amended from time to time (the "Designated Funds") on behalf of the Separate Accounts to fund the Contracts; and

WHEREAS, the Distributor is authorized to sell such shares of the Designated Funds to unit investment trusts such as the Separate Accounts at net asset value.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust, the Adviser and the Distributor agree as follows:

                        ARTICLE I - SALE OF FUND SHARES

1.1 The Distributor agrees to sell to the Company those shares of the Designated Funds which the Company orders on behalf of each Separate Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Trust or its designee of the order for the shares of the Trust. For purposes of this Section 1.1, the Company will be the designee of the Trust solely for the purpose of receiving such orders from each Separate Account and receipt by such designee will constitute receipt by the Trust; provided that the Company provides the Trust with a purchase order by 9:00 a.m. Eastern Time on the next following Business Day. "Business Day" will mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Securities and Exchange Commission (the "Commission"), The Trust may net the redemption requests it receives from the Company under Section 1.3 of this Agreement against the purchase orders it receives from the Company under this
     Section 1.1 for each Designated Fund.

1.2 The Company will transmit payment for shares of any Designated Fund purchased by 2:00 p.m. Eastern Time on the same Business Day an order to purchase shares of the Designated Fund is provided to the Trust in accordance with Section 1.1. Payment will be made in federal funds transmitted by wire. Upon receipt by the Trust of the payment, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust.

1.3 The Trust agrees to redeem, upon the Company's request, any full or fractional shares of the Designated Funds held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Trust or its designee of the request for redemption. For

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     purposes of this Section 1.3, the Company will be the designee of the
     Trust solely for receipt of requests for redemption from each Separate Account and receipt by such designee will constitute receipt by the Trust; provided that the Company provides the Trust with a redemption request by 9:00 a.m. Eastern Time on the next following Business Day. Payment will be made in federal funds transmitted by wire to the Company's account as designated by the Company in writing from time to time, by 2:00 p.m. Eastern Time on the same Business Day the Trust receives notice of the redemption order from the Company. After consulting with the Company, the Trust reserves the right to delay payment of redemption proceeds, but in no event may such payment be delayed longer than the period permitted under Section 22(e) of the Investment Company Act of 1940 (the "1940 Act"). The Trust will not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds; the Company alone will be responsible for such action. If a redemption request is received after 9:00 a.m. Eastern Time, such redemption request will be considered to be received on the next following Business Day and payment for redeemed shares will be made on the next following Business Day.

1.4 Each purchase, redemption, and exchange order placed by the Company shall be placed separately for each Designated Fund and shall not be netted with respect to any other Designated Funds. However, with respect to payment of the purchase price by the Company and of redemption proceeds by the Trust, the Company and the Trust shall net purchase and redemption orders received under Section 1.1 and Section 1.3 of this Agreement, respectively, with respect to each Designated Fund and shall transmit one net payment for all Designated Funds.

1.5 The Trust agrees to make shares of the Designated Funds available for as long as they are offered to the public for purchase at the applicable net asset value per share by Participating Insurance Companies and their separate accounts on those days on which the Trust calculates the net asset value of each Designated Fund pursuant to rules of the Commission; provided, however, that the Board of Trustees of the Trust (the "Trustees") may refuse to sell shares of any Designated Fund to any person, or suspend or terminate the offering of shares of any Designated Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Designated Fund.

1.6 The Trust and the Distributor agree that shares of the Trust will be sold only to Participating Insurance Companies and their separate accounts, qualified pension and retirement plans or such other persons as are permitted under applicable provisions of the Internal Revenue Code of 1986, as amended, (the "Code"), and regulations promulgated thereunder, the sale to which will not impair the tax treatment currently afforded the Contracts. No shares of any Fund will be sold directly to the general public.

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1.7  The Trust will not sell Trust shares to any insurance company or separate account unless an agreement containing provisions substantially the same as those in Articles I, III, V, and VII and Section 2.8 of Article II of this Agreement are in effect to govern such sales.

1.8 The Company agrees to purchase and redeem the shares of the Designated Funds offered by the then current prospectus of the Trust in accordance with the provisions of such prospectus.

1.9 Issuance and transfer of the shares of the Designated Funds will be by book entry only. Stock certificates will not be issued to the Company or to any Separate Account. Purchase and redemption orders for shares of the Designated Funds will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account.

1.10 The Trust will furnish same day notice (by electronic means) to the Company of the declaration of any income, dividends or capital gain distributions payable on each Designated Fund's shares. The Company hereby elects to receive all such income, dividends and distributions as are payable on the Fund shares in the form of additional shares of that Fund at the ex-dividend date net asset values. The Company reserves the right to revoke this election upon prior reasonable notice to the Trust and to receive all such dividends and distributions in cash. The Trust will notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.11 The Trust will make the net asset value per share for each Designated Fund available to the Company via electronic means on a daily basis as soon as reasonably practical after the net asset value per share is calculated and will use its best efforts to make such net asset value per share available by 6:30 pm, Eastern Time, each Business Day. If the Trust provides the Company materially incorrect net asset value per share information (as determined under SEC guidelines), the Company and the Trust shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported to the Company upon discovery by the Trust.

1.12 Upon notice to the Company, the Trust reserves the right to reject any purchase orders, including exchanges, for any reason, including if the Trust or the Distributor believes holders of Contracts are engaging in short-term or excessive trading into and out of a Fund or otherwise engaging in trading that may be disruptive to a Fund ("Market Timing"). The Company agrees to cooperate with the Trust and/or Distributor to monitor for Market Timing by its Contract holders, to provide such relevant information about Market Timers to the Trust/Distributor as it may reasonably request and to assist the Trust and Distributor in their respective efforts to prevent Market Timing from occurring by or because of Contract holders. Failure of either the Trust or the Distributor to reject any purchase orders that

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     might be deemed to be Market Timing shall not constitute a waiver of either the Trust's or the Distributor's rights under this section.

                  ARTICLE II - REPRESENTATIONS AND WARRANTIES

2.1 The Company represents and warrants that the Contracts are or will be registered under the Securities Act of 1933 (the "1933 Act"), or are exempt from registration thereunder, and that the Contracts will be issued and sold in compliance with all applicable federal and state laws. The Company further represents and warrants that: (i) it is an insurance company duly organized and in good standing under applicable law; (ii) it has legally and validly established each Separate Account as a separate account under Section 38a-433 of the General Statutes of Connecticut;
     (iii) each Separate Account is or will be registered as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or is exempt from registration thereunder; and (iv) it will maintain such registration for so long as any Contracts are outstanding. The Company will amend each registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the Separate Accounts from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company will register and qualify the Contracts for sale in accordance with the securities laws of the various states only if, and to the extent, deemed necessary by the Company.

2.2 Subject to the Trust's representations in Article III, the Company represents and warrants that the Contracts are currently and at the time of issuance will be treated as annuity contracts and/or life insurance policies (as applicable) under applicable provisions of the Code, and that it will maintain such treatment and that it will notify the Trust and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.3 The Company represents and warrants that it will not purchase shares of the Designated Fund(s) with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

2.4 The Trust represents and warrants that shares of the Designated Fund(s) sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Trust is and will remain registered as an open-end, management investment company under the 1940 Act for as long as such shares of the Designated Fund(s) are sold. The Trust

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     will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust will register and qualify the shares of the Designated Fund(s) for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust or the Distributor.

2.5 The Trust represents that it will use its best efforts to comply with any applicable state insurance laws or regulations as they may apply to the investment objectives, policies and restrictions of the Designated Funds, to the extent specifically requested in writing by the Company and to the extent that compliance with such laws will not materially interfere with the Trust's daily operations and investment activities. If the Trust cannot reasonably comply with such state insurance laws or regulations, it will so notify the Company in writing. The Trust makes no other representation as to whether any aspect of its operations (including, but not limited to, fees and expenses, and investment policies) complies with the insurance laws or regulations of any state. The Company represents that it will use its best efforts to notify the Trust of any restrictions imposed by state insurance laws that may become applicable to the Trust as a result of the Separate Accounts' investments therein. The Trust and the Adviser agree that they will furnish the information reasonably required by state insurance laws to assist the Company in obtaining the authority needed to issue the Contracts in various states.

2.6 The Trust represents and warrants that, to the extent that it decides to finance distribution expenses pursuant to Rule 12b-l under the 1940 Act, the Trust undertakes to have the Trustees, a majority of whom are not "interested" persons of the Trust, formulate and approve any plan under Rule 12b-l to finance distribution expenses. The Trust shall notify the Company immediately upon determining to finance distribution expenses pursuant to a plan adopted in accordance with Rule 12b-1 under the 1940 Act.

2.7 The Trust represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with applicable provisions of the 1940 Act.

2.8 The Trust represents and warrants that all of its trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Trust are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage as required currently by Rule 17g-l of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.9 The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities employed by the Company dealing with the money and/or securities of the

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     Separate Accounts are covered by a blanket fidelity bond or similar coverage in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees to hold for the benefit of the Trust and to pay to the Trust any amounts lost from larceny, embezzlement or other events covered by the aforesaid bond to the extent such amounts derive from activities described in this Agreement. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Trust in the event that such coverage no longer applies.

2.10 The Adviser represents and warrants that: (i) it is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and will remain duly registered under all applicable federal and state securities laws; and (ii) it will perform its obligations to the Trust in accordance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.

2.11 The Distributor represents and warrants that it: (i) is registered as a broker-dealer under the Securities and Exchange Act of 1934, as amended (the "1934 Act") and will remain duly registered under all applicable federal and state securities laws; (ii) is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); (iii) serves as principal underwriter/distributor of the Trust; and (iv) will perform its obligations for the Trust in accordance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.

                           ARTICLE III - COMPLIANCE

3.1 The Trust, the Adviser and the Distributor acknowledge that any failure (whether intentional or in good faith or otherwise) of any Designated Fund to comply with the requirements of Subchapter M of the Code or the diversification requirements of Section 817(h) of the Code may result in the Contracts not being treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Company's corporate tax liability. The Trust, the Adviser and the Distributor further acknowledge that any failure of any Designated Fund may result in costs and expenses being incurred by the Company in obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Designated Fund or as well as fees and expenses of legal counsel and other advisors to the Company and any federal income taxes, interest or tax penalties incurred by the Company in connection with any such failure of any Designated Fund.

March 1, 2005                                                     Page 7 of 28

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3.2  The Trust represents and warrants that each Designated Fund is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and the Trust will maintain such qualification (under Subchapter M or any successor or similar provision) and that the Trust will notify the Company immediately upon having a reasonable basis for believing that a Designated Fund has ceased to so qualify or that such Designated Fund might not so qualify in the future.

3.3 The Trust represents that it will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder; including, but not limited to, that each Designated Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, as amended from time to time, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and with Section 817(d) of the Code, relating to the definition of a variable contract, and any amendments or other modifications to such Section or Regulation. The Trust will notify the Company immediately upon having a reasonable basis for believing that the Trust or a Designated Fund thereunder has ceased to comply with the diversification requirements or that the Trust or a Designated Fund thereunder might not comply with the diversification requirements in the future. In the event of a breach of this representation by the Trust, it will take all reasonable steps to adequately diversify the affected Designated Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

3.4 The Company hereby certifies that it has established and maintains an anti-money laundering ("AML") program that includes written policies, procedures and internal controls reasonably designed to identify its Contract holders and has undertaken appropriate due diligence efforts to "know its customers" in accordance with all applicable anti-money laundering regulations in its jurisdiction including, where applicable, the USA PATRIOT Act of 2001 (the "Patriot Act"). The Company further confirms that it will monitor for suspicious activity in accordance with the requirements of the Patriot Act.

             ARTICLE IV - PROSPECTUS AND PROXY STATEMENTS; VOTING

4.1 The Trust or the Distributor will provide the Company with as many copies of the current Trust prospectus and any supplements thereto for the Designated Fund(s) as the Company may reasonably request for distribution to Contract owners at the time of Contract fulfillment and confirmation. The Trust will also provide as many copies of said prospectus as necessary for distribution to existing

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     Contract owners. The Trust will provide the copies of said prospectus to the Company or to its mailing agent for distribution. To the extent that the Designated Fund(s) are one or more of several Funds of the Trust, the Trust is obligated to provide the Company only with disclosure related to the Designated Fund(s). If requested by the Company, in lieu thereof, the Trust or the Distributor will provide such documentation, including a final copy of a current prospectus set in type or camera-ready or electronic format, and other assistance as is reasonably necessary in order for the Company at least annually (or more frequently if the Trust prospectus is amended more frequently) to have the new prospectus for the Contracts and the Trust's new prospectus printed together. The Trust or the Distributor will, upon request, provide the Company with a copy of the Trust's prospectus through electronic means to facilitate the Company's efforts to provide Trust prospectuses via electronic delivery.

4.2 The Trust's prospectus will state that the Statement of Additional Information (the "SAI") for the Trust is available and will disclose how investors can obtain the SAI.

4.3 The Trust, at its expense, will provide the Company or its mailing agent with copies of its proxy material, if any, with respect to the Designated Funds, reports to shareholders/Contract owners and other communications to shareholders/ Contract owners in such quantity as the Company will reasonably require. The Company will distribute this proxy material, reports and other communications to existing Contract owners and will bill the Trust for the reasonable cost of such distribution.

4.4  If and to the extent required by law, the Company will:

     (a) solicit voting instructions from Contract owners;

     (b) vote the shares of the Designated Funds held in the Separate Account in accordance with instructions received from Contract owners; and

     (c) vote shares of the Designated Funds held in the Separate Account for which no timely instructions have been received in the same proportion as shares of such Designated Fund for which instructions have been received from the Company's Contract owners, so long as and to the extent that the Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable Contract owners. The Company reserves the right to vote shares of the Designated Funds held in any segregated asset account in its own right, to the extent permitted by law. The Company will be responsible for assuring that the Separate Accounts participating in the Trust calculate voting privileges in a manner consistent with all legal requirements, including the Proxy Voting Procedures set forth in Schedule C and the Mixed and Shared Funding Order, as described in Section 7.1.

4.5 The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders.

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                  ARTICLE V - SALES MATERIAL AND INFORMATION

5.1 The Company will furnish, or will cause to be furnished, to the Trust or the Distributor, each piece of sales literature or other promotional material in which the Trust, the Adviser or the Distributor is named, at least ten (10) business days prior to its use. No such material will be used if the Trust or the Distributor reasonably objects to such use within five (5) business days after receipt of such material or to its continued use.

5.2 The Company will not give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or SAI for shares of the Designated Funds, as such registration statement, prospectus and SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Designated Funds, or in published reports for the Designated Funds which are in the public domain or approved by the Trust, the Adviser or the Distributor for distribution, or in sales literature or other material provided by the Trust, the Adviser or the Distributor, except with permission of the Trust, the Adviser or the Distributor. The Trust, the Adviser or the Distributor agree to respond to any request for approval on a prompt and timely basis.

5.3 The Trust, the Adviser or the Distributor will furnish, or will cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its separate account is named, at least ten (10) business days prior to its use. No such material will be used if the Company reasonably objects to such use within five (5) business days after receipt of such material or to its continued use.

5.4 The Trust, the Adviser or the Distributor will not give any information or make any representations or statements on behalf of the Company or concerning the Company, each Separate Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or SAI for the Contracts, as such registration statement, prospectus and SAI may be amended or supplemented from time to time, or in published reports for each Separate Account or the Contracts which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other material provided by the Company, except with permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.

5.5 The Trust will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that

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     relate to the Trust or shares of the Designated Funds, within a reasonable time after filing of each such document with the Commission or the NASD.

5.6 The Company will provide to the Trust at least one complete copy of all definitive prospectuses, definitive SAI, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Separate Account, contemporaneously with the filing of each such document with the Commission or the NASD (except that with respect to post-effective amendments to such prospectuses and SAIs and sales literature and promotional material, only those prospectuses and SAIs and sales literature and promotional material that relate to or refer to the Trust or the Designated Funds will be provided.) In addition, the Company will provide to the Trust at least one complete copy of (i) a registration statement that relates to the Contracts or each Separate Account, containing representative and relevant disclosure concerning the Trust or the Designated Funds; and (ii) any post-effective amendments to any registration statements relating to the Contracts or such Separate Account that refer to or relate to the Trust or the Designated Funds.

5.7 For purposes of this Article V, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (i.e., on-line networks such as the Internet or other electronic messages)), sales literature (i,e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, SAIs, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD Conduct Rules, the 1933 Act or the 1940 Act.

5.8 The Trust, the Adviser and the Distributor hereby consent to the Company's use of the names of the Gartmore Variable Insurance Trust, Gartmore Global Asset Management Trust, Gartmore Global Partners and Gartmore Distribution Services, Inc. as well as the names of the Designated Funds set forth in Schedule B of this Agreement, in connection with marketing the Contracts, subject to the terms of Sections 5.1 or 5.2 of this Agreement. The Trust, the Adviser and the Distributor hereby consent to the use of any trademark, trade name, service mark or logo used by the Trust, the Adviser and the Distributor, subject to the Trust's, the Adviser's and/or the Distributor's approval of such use and in accordance with reasonable requirements of the Trust, the Adviser or the Distributor. Such consent will

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     terminate with the termination of this Agreement. The Company agrees and acknowledges that either of the Trust, the Adviser or the Distributor are the owner of the name, trademark, trade name, service mark and logo and that all use of any designation comprised in whole or in part of the name, trademark, trade name, service mark and logo under this Agreement shall inure to the benefit of the Trust, Adviser and/or the Distributor.

5.9 The Trust, the Adviser, the Distributor and the Company agree to adopt and implement procedures reasonably designed to ensure that information concerning the Company, the Trust, the Adviser or the Distributor, respectively, and their respective affiliated companies, that is intended for use only by brokers or agents selling the Contracts (i.e. information that is not intended for distribution to Contract owners or prospective Contract owners) and is properly marked as "Not For Use With The Public" or "For Broker-Dealer Use Only" and that such information is only so used.

                    ARTICLES VI - FEES, COSTS AND EXPENSES

6.1 Each party shall, in accordance with the allocation of expenses specified in this Agreement, reimburse the other party(ies) for expenses initially paid by one party but allocated to another party. In addition, nothing herein shall prevent the parties hereto from otherwise agreeing to perform and arranging for appropriate compensation for (i) for distribution and shareholder-related services under a plan adopted in accordance with Rule 12b-l under the 1940 Act; and (ii) other services that are not primarily intended to result in the sale of shares of the Designated Funds, which are provided to Contract owners relating to the Designated Funds.

6.2 All expenses incident to performance by the Trust of this Agreement will be paid by the Trust or the Distributor to the extent permitted by law. All shares of the Designated Funds will be duly authorized for issuance and registered in accordance with applicable federal law and, to the extent deemed advisable by the Trust, in accordance with applicable state law, prior to sale. The Trust will bear the expenses for the cost of registration and qualification of the Trust's shares, including without limitation, the preparation of and filing with the SEC of Forms N-1A and Rule 24f-2 Notices on behalf of the Trust and payment of all applicable registration or filing fees (if applicable) with respect to shares of the Trust; preparation and filing of the Trust's prospectus, SAI and registration statement, proxy materials and reports; typesetting the Trust's prospectus; typesetting and printing proxy materials and reports to Contract owners (including the costs of printing a Trust prospectus that constitutes an annual report); the preparation of all statements and notices required by any federal or state law; all taxes on the issuance or transfer of the Trust's shares; any expenses permitted to be paid or assumed by the Trust

March 1, 2005                                                    Page 12 of 28
     pursuant to a plan, if any, under Rule 12b-l under the 1940 Act; and other costs associated with preparation and printing of prospectuses and SAIs for the Designated Funds in electronic or typeset format for distribution to Contract Owners.

6.3 The Company shall bear all expenses associated with the registration, qualification, and filing of the Contracts under applicable federal securities and state insurance laws; the cost of preparing, printing, and distributing the Contracts' prospectus and SAI; and the cost of printing and distributing annual individual account statements for Contract owners are required by state law.

                  ARTICLE VII - MIXED & SHARED FUNDING RELIEF

7.1 The Trust represents and warrants that it has received an order from the Commission granting Participating Insurance Companies and variable annuity separate accounts and variable life insurance separate accounts relief from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity separate accounts and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and qualified pension and retirement plans outside of the separate account context (the "Mixed and Shared Funding Order"). If and to the extent that the Trust engages in Mixed and Shared funding as contemplated by the Mixed and Shared Funding Order, this Article VII shall apply. To that end, the parties to this Agreement agree that the conditions or undertakings specified in the Mixed and Shared Funding Order and that may be imposed on the Company, the Trust and/or the Adviser by virtue of the receipt of such order by the Commission, will be incorporated herein by reference, and such parties agree to comply with such conditions and undertakings to the extent applicable to each such party.

7.2 The Trustees will monitor the Trust for the existence of any material irreconcilable conflict among the interests of the Contract owners of all separate accounts investing in the Trust. A material irreconcilable conflict may arise for a variety of reasons, including, but not limited to: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract owners, variable life insurance contract owners, and trustees of qualified pension or retirement plans; (f) a decision by a Participating Insurance Company to disregard the voting instructions of Contract owners;


March 1, 2005                                                    Page 13 of 28
     or (g) if applicable, a decision by a qualified pension or retirement plan to disregard the voting instructions of plan participants. The Trustees will promptly inform the Company if it determines that a material irreconcilable conflict exists and the implications thereof. A majority of the Trustees will consist of persons who are not "interested" persons of the Trust.

7.3 The Company will promptly report any potential or existing conflicts of which it is aware to the Trustees. The Company agrees to assist the Trustees in carrying out their responsibilities under the Mixed and Shared Funding Order by promptly providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Trustees whenever Contract owner voting instructions are disregarded. The Board will record in its minutes or other appropriate records, all reports received by it and all action with regard to a conflict.

7.4 If it is determined by a majority of the Trustees, or a majority of the disinterested Trustees of the Board, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies will, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (a) withdrawing the assets allocable to some or all of the Separate Accounts from the relevant Fund and reinvesting such assets in a different investment medium, including another Fund, or in the case of insurance company participants, submitting the question as to whether such segregation should be implemented by a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity Contract owners or variable life insurance Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and
     (b) establishing a new registered management investment company or managed separate account.

7.5 If the Company's disregard of voting instructions could conflict with the majority of Contract owner voting instructions, and the Company's judgment represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the Separate Account's investment in the Trust and terminate this Agreement with respect to such Separate Account, and no charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after written notice is given that this provision is being implemented subject to applicable law but in any event consistent with the terms of the Mixed and Shared Funding Order. Until such withdrawal and termination is implemented, the Distributor and the

March 1, 2005                                                    Page 14 of 28

     Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

7.6 If a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state insurance regulators, then the Company will withdraw the Separate Account's investment in the Trust and terminate this Agreement with respect to such Separate Account, subject to applicable law but in any event consistent with the terms of the Mixed and Shared Funding Order. Until such withdrawal and termination is implemented, the Distributor and the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust. Such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees.

7.7 For purposes of Sections 7.4 through 7.7 of this Agreement, a majority of the disinterested Trustees will determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. The Company will not be required by Section 7.4 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the material irreconcilable conflict.

7.8 The Company will at least annually submit to the Trustees such reports, materials, or data as the Trustees may reasonably request so that the Trustees may fully carry out the duties imposed upon the Trustees by the Mixed and Shared Funding Order, and said reports, materials and data will be submitted more frequently if deemed appropriate by the Trustees.

7.9 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3(T) is adopted, to provide relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Order, the Trust and/or the Company, as appropriate, will take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

                        ARTICLE VIII - INDEMNIFICATION

8.1  Indemnification by the Company

     (a) The Company agrees to indemnify and hold harmless the Trust, the Adviser, the Distributor, and each of the Trust's or the Adviser's or the Distributor's directors, officers, employees or agents and each person, if any, who controls or is associated with the Trust, the Adviser or the

March 1, 2005                                                    Page 15 of 28

          Distributor within the meaning of such terms under the federal securities laws (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company), or actions in respect thereof (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or litigation in respect thereof) or settlements:

         (1) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or SAI for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission of such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust, the Adviser, or the Distributor for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares ; or

         (2) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the Trust registration statement, prospectus, SAI or sales literature or other promotional material of the Trust, or any amendment or supplement to the foregoing, not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares ; or

         (3) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Trust registration statement, prospectus, SAI or sales literature or other promotional material of the Trust (or any amendment or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make such statements not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Company or persons under its control; or

         (4) arise as a result of any failure by the Company to provide the services, furnish the materials or to make any payments under the terms of this Agreement; or

         (5) arise out of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement;

          except to the extent provided in Sections 8.1 (b) and 8.4 hereof. This indemnification will be in addition to any liability that the Company otherwise may have.

March 1, 2005                                                    Page 16 of 28

     (b) No party will be entitled to indemnification under Section 8.1(a) if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard in the performance of such party's duties and obligations under this Agreement.

     (c) The Indemnified Parties promptly will notify the Company of the commencement of any litigation, proceedings, complaints or litigation by regulatory authorities against them in connection with the issuance or sale of shares of the Designated Funds or the Contracts or the operation of the Trust.

8.2  Indemnification by the Adviser & Distributor

     (a) The Adviser and Distributor agree to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser and Distributor), or litigation in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or litigation in respect thereof) or settlements:

         (1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or SAI for the Trust or sales literature or other promotional material generated or approved by the Adviser or the Distributor on behalf of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission of such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or Trust by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Trust or in sales literature generated or approved by the Adviser or the Distributor on behalf of the Trust (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

         (2) arise out of or as a result of statements or representations (other than statements or representations contained in the Contracts or in the Contract or Trust registration statements, prospectuses or statements of additional information or sales literature or other promotional material for the Contracts or of the Trust, or any amendment or supplement to the foregoing, not supplied by the Adviser or the Distributor or persons under the control of the Adviser or the Distributor respectively) or wrongful conduct of the Adviser or the Distributor or persons under the control of the Adviser or the Distributor respectively, with respect to the sale or distribution of the Contracts or Trust shares; or


March 1, 2005                                                    Page 17 of 28

         (3) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature or other promotional material covering the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statement or statements not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Adviser or the Distributor or persons under the control of the Adviser or the Distributor; or

         (4) arise as a result of any failure by the Adviser or the Distributor to provide the services and furnish the materials under the terms of this Agreement; or

         (5) arise out of or result from any material breach of any representation and/or warranty made by the Adviser or the Distributor in this Agreement, or arise out of or result from any other material breach of this Agreement by the Adviser or the Distributor (including a failure, whether intentional or in good faith or otherwise, to comply with the requirements of Subchapter M of the Code specified in Article III, Section 3.2 of this Agreement and the diversification requirements specified in
             Article III, Section 3.3 of this Agreement, as described more fully in Section 8.5 below);

          except to the extent provided in Sections 8.2(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Adviser or Distributor otherwise may have.

     (b) No party will be entitled to indemnification under Section 8.2(a) if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard in the performance of such party's duties and obligations under this Agreement.

     (c) The Indemnified Parties will promptly notify the Adviser and the Distributor of the commencement of any litigation, proceedings, complaints or litigation by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Separate Account.

8.3  Indemnification by the Trust

     (a) The Trust agrees to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust), or litigation in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or litigation in respect thereof) or settlements, are related to the operations of the Trust and:

March 1, 2005                                                    Page 18 of 28

         (1) arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement; or

         (2) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust (including a failure, whether intentional or in good faith or otherwise, to comply with the requirements of Subchapter M of the Code specified in Article III. Section 3.2 of this Agreement and the diversification requirements specified in
             Article III, Section 3.3 of this Agreement as described more fully in Section 8.5 below); or

         (3) arise out of or result from the materially incorrect or untimely calculation or reporting of daily net asset value per share or dividend or capital gain distribution;

         except to the extent provided in Sections 8.3(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Trust otherwise may have.

     (b) No party will be entitled to indemnification under Section 8.3(a) if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard in the performance of such party's duties and obligations under this Agreement.

     (c) In no event shall the Trust be liable under the indemnification provisions contained in this Agreement to any individual or entity, including without limitation, the Company, or any Contract owner, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from the failure by the Company to maintain its segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom) or, subject to compliance by the Designated Funds with the diversification requirements specified in Article III, the failure by the Company to maintain its Contracts (with respect to which any Designated Fund serves as an underlying funding vehicle) as life insurance, endowment or annuity contracts under applicable provisions of the Code.

     (d) The Indemnified Parties will promptly notify the Trust of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Separate Account.

8.4  Indemnification Procedure

     Any person obligated to provide indemnification under this Article VIII ("Indemnifying Party" for the purpose of this Section 8.4) will not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII ("Indemnified Party" for the purpose of this Section 8.4) if such Indemnified Party has failed to notify


March 1, 2005                                                    Page 19 of 28
     the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim will have been served upon such Indemnified Party (or after such party will have received notice of such service on any designated agent) but failure to notify the Indemnifying Party of any such claim will not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless: (a) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Article VIII, The indemnification provisions contained in this Article VIII will survive any termination of this Agreement.

8.5  Indemnification for Failure to Comply with Diversification Requirements

     The Trust and the Adviser acknowledge that if a Designated Fund(s) fails (whether intentionally or in good faith or otherwise) to comply with the diversification requirements specified in Article III, Section 3.3 of this Agreement, the Contracts consequently may not be treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Company's corporate tax liability. Accordingly, without in any way limiting the effect of Sections 8.2(a) and 8.3(a) hereof and without in any way limiting or restricting any other remedies available to the Company, the Trust, the Adviser and the Distributor will pay on a joint and

March 1, 2005                                                    Page 20 of 28
     several basis all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of any Designated Fund to comply with Section 3.3 of this Agreement, including all costs associated with correcting or responding to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Designated Fund (including but not limited to an order pursuant to Section 26(b) of the 1940 Act); reasonable fees and expenses of legal counsel and other advisors to the Company and any federal income taxes or tax penalties (or "toll charges" or exactments or amounts paid in settlement) reasonably incurred by the Company in connection with any such failure or anticipated or reasonably foreseeable failure. Such indemnification and reimbursement obligation shall be in addition to any other indemnification and reimbursement obligations of the Trust, the Adviser and/or the Distributor under this Agreement.

                          ARTICLE IX - APPLICABLE LAW

9.1 This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware.

9.2 This Agreement will be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Commission may grant (including, but not limited to, the Mixed and Shared Funding Order) and the terms hereof will be interpreted and construed in accordance therewith.

                            ARTICLE X - TERMINATION

10.1 This Agreement will terminate automatically in the event of its assignment, unless made with the written consent of each party, or:

     (a) at the option of any party, with or without cause, with respect to one, some or all of the Designated Funds, upon six (6) month's advance written notice to the other parties or, if later, upon receipt of any required exemptive relief or orders from the SEC, unless otherwise agreed in a separate written agreement among the parties; or

     (b) at the option of the Company, upon written notice to the other parties, with respect to any Designated Fund if shares of the Designated Fund are not reasonably available to meet the requirements of the Contracts as determined in good faith by the Company; or


March 1, 2005                                                    Page 21 of 28

     (c) at the option of the Company, upon written notice to the other parties, with respect to any Fund in the event any of the Fund's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Company; or

     (d) at the option of the Trust upon institution of formal proceedings against the Company by the NASD, the Commission, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Separate Account, or the purchase of Trust shares, provided that the Trust determines in its reasonable judgment that any such proceeding would have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

     (e) at the option of the Company upon institution of formal proceedings against the Trust, the Adviser or the Distributor by the NASD, the Commission or any state securities or insurance commission or any other regulatory body regarding the Trust's, the Advisor's or the Distributor's duties under this Agreement, or related to the purchase, redemption or distribution of Trust shares, provided that the Company determines in its reasonable judgment that any such proceeding would have a material adverse effect on the Trust's, the Adviser's or the Distributor's ability to perform its obligations under this Agreement; or

     (f) at the option of the Company, if any Designated Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably believes that any Designated Fund may fail to so qualify; or

     (g) subject to the Company's compliance with Article II, at the option of the Company, with respect to any Designated Fund, if the Designated Fund fails to meet the diversification requirements specified in
         Section 3.3 hereof or if the Company reasonably believes any Designated Fund may fail to meet such requirements; or

     (h) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement; or

     (i) at the option of the Company, if the Company determines in its sole judgment exercised in good faith that either the Trust, the Adviser or the Distributor has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company or the Contracts (including the sale thereof); or

March 1, 2005                                                    Page 22 of 28

     (j) at the option of the Trust, the Adviser or the Distributor, if the Trust, the Adviser or the Distributor respectively, determines in its sole judgment exercised in good faith that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Trust, the Adviser or the Distributor; or

     (k) at the option of the Company or the Trust upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Separate Account (or any sub-account) to substitute the shares of another investment company for the corresponding Designated Fund's shares in accordance with the terms of the Contracts for which those Designated Fund shares had been selected to serve as the underlying portfolio. The Company will give sixty
         (60) days' prior written notice to the Trust of the date of any proposed vote or other action taken to replace shares of the Designated Fund or of the filing of any required regulatory approval(s); or

     (l) at the option of the Company or the Trust upon a determination by a majority of the Trust Board, or a majority of the disinterested Trustees, that a material irreconcilable conflict exists among the interests of: (1) all Contract owners of variable insurance products of all separate accounts; or (2) the interests of the Participating Insurance Companies investing in the Trust as set forth in Article VII of this Agreement; or

     (m) subject to the Trust's compliance with Article III, at the option of the Trust in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law, or will not be treated as annuity contracts, life insurance policies and/or variable contracts (as applicable) under applicable provisions of the Code, or in the event any representation or warranty of the Company in
         Section 2.1 is no longer true. Termination will be effective immediately upon such occurrence without notice.

10.2 Notice Requirement

     (a) In the event that any termination of this Agreement is based upon the provisions of Article VII, such prior written notice will be given in advance of the effective date of termination as required by such provisions.

     (b) In the event that a party to this Agreement terminates the Agreement based upon the provisions of Sections 10. l(b)-(h), prompt written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating

March 1, 2005                                                    Page 23 of 28
     party(ies). The Agreement shall be terminated effective upon receipt of such notice by the non-terminating party(ies).

     (c) In the event that a party to this Agreement terminates the Agreement based upon the provisions of Sections 10.1(i) or (j), prior written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating party(ies). Such prior written notice shall be given by the party terminating this Agreement to the non-terminating party(ies) at least sixty (60) days before the effective date of termination.

10.3 Effect of Termination

     Notwithstanding any termination of this Agreement, the Trust, the Adviser and the Distributor will, at the option of the Company, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Designated Funds (as in effect on such date), redeem investments in the Designated Funds and/or invest in the Designated Funds upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.3 will not apply to any terminations under
     Article VII and the effect of such Article VII terminations will be governed by Article VII of this Agreement.

10.4 Surviving Provisions

     Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify other parties will survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

                             ARTICLE XI - NOTICES

Any notice will be deemed duly given when sent by certified mail, return receipt requested, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties. All notices will be deemed given three
(3) business days after the date received or rejected by the addressee:


March 1, 2005                                                    Page 24 of 28

          If to the Company:

          Pruco Life Insurance Company of New Jersey
          Pruco Life Insurance Company
          One Corporate Drive
          Shelton, CT 60484
          Attn: Timothy Cronin, Senior Vice President

          If to the Trust:

          Gartmore Variable Insurance Trust
          1200 River Road
          Conshohocken, Pennsylvania 19428
          Attn:

          If to the Adviser:

          Gartmore Global Asset Management Trust
          1200 River Road
          Conshohocken, Pennsylvania 19428
          Attn:

          If to the Distributor:

          Gartmore Distribution Services, Inc.
          1200 River Road
          Conshohocken, Pennsylvania 19428
          Attn:

                          ARTICLE XII - MISCELLANEOUS

12.1 All persons dealing with the Trust must look solely to the property of the Trust or the Designated Funds for the enforcement of any claims against the Trust or the Designated Funds as neither the trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust or the Designated Funds.

12.2 The Trust, the Adviser and the Distributor acknowledge that the identities of the customers of the Company or any of its affiliates (collectively the "Protected Parties" for purposes of this Section 12.2).

March 1, 2005                                                    Page 25 of 28
     information maintained regarding those customers, and all computer programs and procedures developed by the Protected Parties or any of their employees or agents in connection with the Company's performance of its duties under this Agreement are the valuable property of the Protected Parties. The Trust, the Adviser and the Distributor agree that if they come into possession of any list or compilation of the identities of or other information about the Protected Parties' customers, or any other property of the Protected Parties, other than such information as may be independently developed or compiled by the Trust, the Adviser and the Distributor from information supplied to them by the Protected Parties' customers who also maintain accounts directly with the Trust, the Adviser and the Distributor, the Trust, the Adviser and the Distributor will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with the Company's prior written consent; or (b) as required by law or judicial process. The Trust and the Adviser acknowledge that any breach of the agreements in this Section 12.2 would result in immediate and irreparable harm to the Protected Parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the Protected Parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

12.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

12.5 If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.

12.6 This Agreement will not be assigned by any party hereto without the prior written consent of all the parties.

12.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal law.

12.8 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

12.9 Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

March 1, 2005                                                    Page 26 of 28

12.10 Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

12.11 This Agreement supersedes an agreement between Gartmore, the Trust and American Skandia Life Assurance Corporation, dated June 23, 2003. The Agreement may be amended by written instrument signed by all parties to the Agreement. Notwithstanding the above, the parties to this Agreement may amend the schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Separate Accounts or the Designated Funds of the Trust or other applicable terms of this Agreement.

March 1, 2005                                                    Page 27 of 28

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                                    AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                    PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
                                    PRUCO LIFE INSURANCE COMPANY

                                    By: [Signature to come]
                                        -----------------------------------

                                    GARTMORE VARIABLE INSURANCE TRUST

                                    By: [Signature to come]
                                        -----------------------------------

                                    GARTMORE GLOBAL ASSET MANAGEMENT TRUST

                                    By: [Signature to come]
                                        -----------------------------------

                                    GARTMORE DISTRIBUTION SERVICES, INC.

                                    By: [Signature to come]
                                        -----------------------------------


March 1, 2005                                                    Page 28 of 28

                            PARTICIPATION AGREEMENT

                                  SCHEDULE A

The following Separate Accounts and Associated Contracts of the Company are permitted in accordance with the provisions of this Agreement to invest in Funds of the Trust shown in Schedule B:

NAME OF SEPARATE ACCOUNT:

Pruco Life Flexible Premium Variable Annuity Account

American Skandia Life Assurance Corporation Variable Account B

CONTRACT(S):

NAME OF SEPARATE ACCOUNT:

Pruco Life of New Jersey Flexible Premium Variable Annuity Account

American Skandia Life Assurance Corporation Separate Account Q

CONTRACT(S):

NAME OF SEPARATE ACCOUNT:

American Skandia Life Assurance Corporation Separate Account F

CONTRACT(S):


March 1, 2005                                                      Page 1 of 1

                            PARTICIPATION AGREEMENT

                                  SCHEDULE B

   The Separate Account(s) shown on Schedule A may invest in the following Designated Funds of the Trust.

                     Gartmore GVIT Developing Markets Fund


March 1, 2005

                            PARTICIPATION AGREEMENT

                                  SCHEDULE C

                            PROXY VOTING PROCEDURES

The following is a list of procedures and corresponding responsibilities for the handling of proxies and voting instructions relating to the Trust. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Company" shall also include the department or third party assigned by the Company to perform the steps delineated below.

1. The proxy proposals are given to the Company by the Trust as early as possible before the date set by the Trust for the shareholder meeting to enable the Company to consider and prepare for the solicitation of voting instructions from owners of the Contracts and to facilitate the establishment of tabulation procedures. At this time the Trust will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting where reasonably feasible.

2. Promptly after the Record Date, the Company will perform a "tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each contract owner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

    Note: The number of proxy statements is determined by the activities described in this Step #2. The Company will use its best efforts to call in the number of Customers to the Trust, as soon as possible, but no later than two weeks after the Record Date.

3. The Trust's Annual Report must be sent to each Customer by the Company either before or together with the Customers' receipt of voting, instruction solicitation material, to the extent legally required. In such case, the Trust will provide the last Annual Report to the Company pursuant to the terms of Section 6.2 of the Agreement to which this Schedule relates.

4. The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Company by the Trust. The Company, at its expense, shall produce and personalize the Voting Instruction Cards. The Trust or its affiliate must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:

      .   name (legal name as found on account registration)

      .   address

      .   Trust or account number

      .   coding to state number of units

      . individual Card number for use in tracking and verification of votes (already on Cards as printed by the Trust).

    (This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)


March 1, 2005

5. During this time, the Trust will develop, produce and pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Company). Contents of envelope sent to Customers by the Company will include:

      .   Voting Instruction Card(s)

      .   one proxy notice and statement (one document)

      . return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent

      . "urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Trust.)

      . cover letter - optional, supplied by Company and reviewed and approved in advance by the Trust

6. The above contents should be received by the Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to the Trust.

7.  Package mailed by the Company.

     * The Trust must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but NOT including,) the meeting, counting backwards.

8. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

    Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure and has not been required by the Trust in the past.

9. Signatures on Card checked against legal name on account registration which was printed on the Card.

    Note: For Example, if the account registration is under "John A. Smith, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

10. If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter and a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be NOT RECEIVED for purposes of vote tabulation. Any Cards that have been "kicked out" (e.g. mutilated, illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

11. There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

12. The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Trust receives the tabulations stated in terms of a percentage and the number of SHARES.) The Trust must review and approve tabulation format.

March 1, 2005

13. Final tabulation in shares is verbally given by the Company to the Trust on the morning of the meeting not later than 10:00 a.m. Eastern time. The Trust may request an earlier deadline if reasonable and if required to calculate the vote in time for the meeting.

14. A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. The Trust will provide a standard form for each Certification.

15. The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Trust will be permitted reasonable access to such Cards.

16. All approvals and "signing-off may be done orally, but must always be followed up in writing.

March 1, 2005